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                                                                      EXHIBIT 12

EARNINGS TO FIXED CHARGES CALCULATION

                                                  PARACELSUS
                                                   HOSPITALS
                                           -------------------------
                                             YEAR                                        IAS
                                            ENDED     NINE MONTHS       --------------------------------------
                                           DECEMBER      ENDED                    FOR THE YEAR ENDED
                                             1998   9/30/98  9/30/99    9/30/00   9/30/01    9/30/02   9/30/03
                                           -------- -------  -------    -------   -------    -------   -------
(dollars in millions)
Income from continuing operations          $ 3,970  $ 3,981  $ 1,637    $(4,101)  $(30,880)  $27,553   $20,553
add back minority interests                     68       54     (140)        74        441     1,042     1,828
add back income taxes                           --       --       --      2,219         --        --        --
add back fixed charges less cap int         20,448   15,946    9,734     75,321     79,605    70,829    69,347
                                           -------  -------  -------    -------   --------   -------   -------
   total                                   $24,486  $19,981  $11,231    $73,513   $ 49,166   $99,424   $91,728
                                           -------  -------  -------    -------   --------   -------   -------

Interest expenses                          $17,088  $13,426  $ 7,304    $62,352   $ 64,346   $55,317   $53,881
Interest charged to construction                --       --       --         --         96       799     1,300
rent expense equivalent to interest exp      3,360    2,520    2,430      9,540     11,668    11,165    11,741
amortization of financing costs                 --       --       --      3,429      3,591     4,347     3,725
                                           -------  -------  -------    -------   --------   -------   -------
   total fixed charges                     $20,448  $15,946  $ 9,734    $75,321   $ 79,701   $71,628   $70,647
                                           -------  -------  -------    -------   --------   -------   -------

                                           -------  -------  -------    -------   --------   -------   -------
Ratio                                         1.20     1.25     1.15       0.98       0.62      1.39      1.30
                                           =======  =======  =======    =======   ========   =======   =======


                                                                                IASIS LLC
                                                     IAS                 -----------------------
                                           ------------------------      PRO FORMA
                                                         OCTOBER 1,      OCTOBER 1,     JUNE 23,
                                            NINE            2003            2003         2004
                                           MONTHS         THROUGH         THROUGH       THROUGH
                                            ENDED         JUNE 22,        JUNE 22,      JUNE 30,
                                           6/30/03          2004            2004         2004
                                           --------      ----------      ----------     --------
(dollars in millions)
Income from continuing operations          $18,512       $(37,130)         $12,013      $ 1,158
add back minority interests                  1,132          3,098            3,098          122
add back income taxes                           --          1,152            1,152           29
add back fixed charges less cap int         51,359         49,482           55,132        1,411
                                           -------       --------          -------      -------
   total                                   $71,003       $ 16,602          $71,395      $ 2,720
                                           -------       --------          -------      -------

Interest expenses                          $39,609       $ 39,673          $42,855      $ 1,120
Interest charged to construction             1,398          1,427            1,427          137
rent expense equivalent to interest exp      8,932          7,526            7,526          235
amortization of financing costs              2,818          2,283            4,751           56
                                           -------       --------          -------      -------
   total fixed charges                     $52,757       $ 50,909          $56,559      $ 1,548
                                           -------       --------          -------      -------

                                           -------       --------          -------      -------
Ratio                                         1.35           0.33             1.26         1.76
                                           =======       ========          =======      =======